First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                             --------------------------------
                                                    2003           2002
                                                  --------       --------
 Net income ..................................   $  40,656      $  33,743
                                                  ========       ========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      94,838        101,698
   Other issuances of common stock ...........         191            242
   Purchases of treasury stock ...............        (349)          (414)
                                                  --------       --------
 Weighted average common and common share
   equivalents................................      94,680        101,526
                                                  ========       ========

 Net income  per common share.................   $     .43      $     .33
                                                  ========       ========


                                             Nine Months Ended September 30,
                                             --------------------------------
                                                    2003           2002
                                                  --------       --------
 Net income ..................................   $ 114,668      $  97,241
                                                  ========       ========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      98,676        100,023
   Other issuances of common stock ...........         976          1,325
   Purchases of treasury stock ...............      (3,942)          (376)
                                                  --------       --------
 Weighted average common and common share
   equivalents................................      95,710        100,972
                                                  ========       ========

 Net income per common share..................   $    1.20      $     .96
                                                  ========       ========

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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                             Three Months Ended September 30,
                                             --------------------------------
                                                    2003           2002
                                                  --------       --------
 Net income ..................................   $  40,656      $  33,743
                                                  ========       ========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      94,838        101,698
   Other issuances of common stock ...........         191            242
   Purchases of treasury stock ...............        (349)          (414)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.       2,371          3,446
                                                  --------       --------
 Weighted average common and common share
   equivalents................................      97,051        104,972
                                                  ========       ========

 Net income  per common share.................   $     .42      $     .32
                                                  ========       ========


                                             Nine Months Ended September 30,
                                             --------------------------------
                                                    2003           2002
                                                  --------       --------
  Net income .................................   $ 114,668      $  97,241
                                                  ========       ========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period      98,676        100,023
   Other issuances of common stock ...........         976          1,325
   Purchases of treasury stock ...............      (3,942)          (376)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.       2,468          3,721
                                                  --------       --------
 Weighted average common and common share
   equivalents................................      98,178        104,693
                                                  ========       ========

 Net income per common share..................   $    1.17      $     .93
                                                  ========       ========